EXHIBIT 10.17

                                     FORM OF
                 MANAGEMENT COMMON UNITS SUBSCRIPTION AGREEMENT


     THIS MANAGEMENT COMMON UNITS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of May 23, 1996, by and between Remington Products Company, L.L.C., a Delaware limited liability company (the "Company"), and the individual named on the signature page hereto (the "Executive").

     WHEREAS, on the terms and subject to the conditions hereof, the Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Executive, the number of common units of the Company set forth on Schedule I attached hereto (together with any securities issued in exchange therefor, the "Common Units"), as hereinafter set forth; and

     WHEREAS, this Agreement is one of several agreements being entered into by the Company on or after the date hereof with certain persons who are or will be key employees of the Company (collectively with the Executive, the "Management Investors") as part of a management equity purchase plan designed to comply with Rule 701 promulgated under the Securities Act (as defined below);

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


1. Definitions.

     "Agreement" shall have the meaning set forth in the preface.

     "Applicable Percentage" shall mean (a) 25% during the one-year period commencing on the first anniversary of the Closing Date; (b) 50% during the one-year period commencing on the second anniversary of the Closing Date; (c) 75% during the one-year period commencing on the third anniversary of the Closing Date; and (d) 100% on and after the fourth anniversary of the Closing Date.

     "Cause" shall mean a termination of employment of the Executive by the Company or any subsidiary thereof due to (i) the commission by the Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its subsidiaries), (ii) the commission by Executive of a felony, (iii) the willful misconduct of the Executive as an employee of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or any of its subsidiaries or (iv) the wilful failure of Executive to render services to the Company or any of its subsidiaries in accordance with


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

Executive's employment which failure amounts to a material neglect of

     "Closing" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "Common Units" shall have the meaning set forth in the preface.

     "Company" shall have the meaning set forth in the preface.

     "Cost" shall mean, with respect to each of the Common Units, the price per unit paid by the Executive (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     "Disability" shall mean the inability of the Executive to perform the essential functions of Executive's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Executive returns to work for at least 30 consecutive business days during such period and performs during such period services at the level and competence that were performed prior to the beginning of the six-month period. The date of such Disability (for purposes of determining the Termination Date in the event of such Disability) shall be on the first day of such six-month period.

     "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its subsidiaries, and the term "employment" shall include service as a part- or full-time employee to the Company or any of its subsidiaries.

     "Executive" shall have the meaning set forth in the preface.

     "Executive Group" shall have the meaning set forth in Section 4.1(a).

     "Fair Market Value" shall mean the average of the closing prices of the sales of the Company's Common Units on all securities exchanges on which the Common Units may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Units are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Units are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Units are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be


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

the fair value of the Common Units determined in good faith by the Management Committee (without taking into account the lack of liquidity and minority position of the Common Units subject to repurchase).

     "Financing Default" shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended, supplemented or modified from time to time: (i) the Credit and Guarantee Agreement and Indenture (collectively, the "Senior Financing Agreements") dated on or about the Closing Date among the Company and the other financial institutions, agents and trustees party thereto, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any provision of the Company's Limited Liability Company Agreement or any of its subsidiary's certificate of incorporation or limited liability company agreement, as the case may be, as in effect on the Closing Date; and
(iii) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) and (ii) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

     "Management Committee" shall mean the Company's Management Committee or any board of directors or similar governing body of a successor to the Company.

     "Management Investors" shall have the meaning set forth in the preface.

     "Permitted Transferee" means any transferee of Common Units pursuant to clauses (f) or (g) of the definition of "Exempt Employee Transfer" as defined in the Securityholders Agreement.

     "Person" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

     "Public Offering" shall mean a registered public offering of the Company's Common Units.

     "Purchase Price" shall have the meaning set forth in Section 2.1.

     "Reorganization" means the consummation of the transactions contemplated by the Reorganization Agreement dated as of May 1, 1996, by and among RPI Corp. (formerly Remington Products, Inc.), a Delaware corporation ("RPI"), Victor K. Kiam, II, Vestar Shaver Corp. (formerly Vestar/Remington Corp.), a Delaware corporation ("Vestar Corp.") and Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar").

     "Retirement" shall mean the Executive's retirement as an employee of the Company or any of its subsidiaries on or after reaching age 65 or such earlier age as may be otherwise determined by the Management Committee after at least four years employment with the Company after the Closing Date.


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

     "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "Securityholders Agreement" shall mean the Securityholders Agreement dated as of the Closing Date among Vestar Shaver Corp., a Delaware corporation, Vestar Razor Corp., a Delaware corporation, Vestar, RPI, Victor K. Kiam, II and other equityholders of the Company.

     "Termination Date" means the date upon which Executive's employment with the Company and its subsidiaries is terminated.

2. Subscription for and Purchase of Common Units.

     2.1 Purchase of Common Units. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Executive hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Executive, on the Closing Date the number of Common Units set forth in Schedule I attached hereto at a price per unit and for the aggregate amount (the "Purchase Price") set forth in Schedule I attached hereto.

     2.2 The Closing. The closing (the "Closing") of the purchase of Common Units hereunder shall take place immediately after the consummation of Reorganization on such date (the "Closing Date"). At the Closing, the Executive shall deliver to the Company the Purchase Price, payable by an offset to amounts payable to Executive on the Closing Date in the amount set forth on Schedule I attached hereto.

     2.3 Section 83(b) Election. Within 30 days after the Closing, Executive shall (i) make a timely election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto and (ii) deliver a copy of such election to the Company at its address specified in Section 6.8 below.

3. Investment Representations and Covenants of the Executive.

     3.1 Common Units Unregistered. The Executive acknowledges and represents that Executive has been advised by the Company that:

          (a) the offer and sale of the Common Units have not been registered under the Securities Act;

          (b) the Common Units must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Common Units unless the offer and sale of such Common Units is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

          (c) there is no established market for the Common Units and it is not anticipated that there will be any public market for the Common Units in the foreseeable future;


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

          (d) a restrictive legend in the form set forth below shall be placed on the certificates representing the Common Units:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT COMMON UNITS SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND __________ DATED AS OF MAY 23, 1996, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE"; and

          (e) a notation shall be made in the appropriate records of the Company indicating that the Common Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Common Units.

     3.2 Additional Investment Representations. The Executive represents and warrants that:

          (a) the Executive's financial situation is such that Executive can afford to bear the economic risk of holding the Common Units for an indefinite period of time, has adequate means for providing for Executive's current needs and personal contingencies, and can afford to suffer a complete loss of Executive's investment in the Common Units;

          (b) the Executive's knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Common Units;

          (c) the Executive understands that the Common Units are a speculative investment which involves a high degree of risk of loss of Executive's investment therein, there are substantial restrictions on the transferability of the Common Units, and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Common Units and, accordingly, it may not be possible for the Executive to liquidate Executive's investment in case of emergency, if at all;

          (d) the terms of this Agreement provide that in the event that the Executive ceases to be an Employee, the Company has the right to repurchase the Common Units at a price which may be less than the Fair Market Value of such Common Units;

          (e) the Executive understands and has taken cognizance of all the risk factors related to the purchase of the Common Units, and, other than as set forth in this Agreement, no representations or warranties have been made to the Executive or Executive's representatives concerning the Common Units or the Company or their prospects or other matters;


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

          (f) the Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Reorganization, the Securityholders Agreement, the Company's Amended and Restated Limited Liability Company Agreement and the terms and conditions of the purchase of the Common Units and to obtain any additional information which the Executive deems necessary; and

          (g) all information which the Executive has provided to the Company and Executive's representatives concerning the Executive and Executive's financial position is complete and correct as of the date of this Agreement.

4. Certain Sales Upon Termination of Employment.

     4.1 Put Option.

     (a) If the Executive's Employment terminates due to Disability, death or Retirement (such date of termination, the "Put Date"), in either case prior to the earlier of a Public Offering or the fifth anniversary of the Closing Date, each of the Executive and the Executive's Permitted Transferees (hereinafter sometimes collectively referred to as the "Executive Group") shall have the right, subject to the provisions of Section 5 hereof, for 90 days following the Put Date, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from each member of the Executive Group, all (but not less than all) of the Common Units then held by the Executive Group at a price per Common Unit equal to the greater of Fair Market Value (measured as of the Termination Date) or Cost for the Applicable Percentage (measured as of the Termination Date) of the Common Units and (y) Cost for the remainder of the Common Units; provided, that in any case the Management Committee shall have the right, in its sole discretion, to increase any of the foregoing purchase prices.

     (b) If the Executive Group desires to exercise its option to require the Company to repurchase Common Units pursuant to Section 4.1(a), the members of the Executive Group shall send one written notice to the Company setting forth such members' intention to collectively sell all of their Common Units pursuant to Section 4.1(a) within the 90-day period described therein, which notice shall be signed by each member of the Executive Group. Subject to the provisions of
Section 5.1, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of such notice.

     4.2 Call Options.

     (a) Upon termination of the Executive's Employment, the Company shall have the right and option to purchase, for a period of 90 days following the Termination Date, and each member of the Executive Group shall be required to sell to the Company, any or all of the Common Units then held by each member of the Executive Group (it being understood that the Company may elect to repurchase only that portion of the Common Units, if any, which can be repurchased for less than Fair Market Value), at a price per Common Unit as follows:


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

          (i) if the Executive's Employment is terminated at any time due to Disability, death or Retirement, the purchase price shall be (x) the greater of Fair Market Value (measured as of the Termination Date) or Cost for the Applicable Percentage (measured as of the Termination Date) of the Common Units being purchased and (y) the average of the Fair Market Value (measured as of the Termination Date) and Cost for the remainder of the Common Units being purchased;

          (ii) if the Executive's Employment is terminated at any time without Cause, the purchase price shall be (x) the greater of Fair Market Value (measured as of the Termination Date) or Cost for the Applicable Percentage (measured as of the Termination Date) of the Common Units being purchased and (y) Cost for the remainder of the Common Units being purchased;

          (iii) if the Executive terminates his Employment after the fifth anniversary of the date of this Agreement for any reason other than (x) Disability, death or Retirement, or (y) as a result of termination with or without Cause, the purchase price shall be the greater of Fair Market Value (measured as of the Termination Date) or Cost of the Common Units; and

          (iv) if the Executive's Employment is terminated (A) at any time for Cause or (B) prior to the fifth anniversary of the date of this Agreement by the Executive for any reason other than (x) Disability, death or Retirement, or (y) as a result of termination without Cause, the purchase price shall be the Cost of the Common Units;

provided that in any case the Management Committee shall have the right, in its sole discretion, to increase any purchase price set forth above.

     (b) If the Company desires to exercise its option to purchase any units pursuant to this Section 4.2, the Company shall, not later than 90 days after the date of termination of Executive's employment, send written notice to each member of the Executive Group of its intention to purchase units, specifying the number of units to be purchased (the "Call Notice"). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of the Call Notice.

     4.3 Obligation to Sell Several. In the event there is more than one member of the Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.


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

5. Certain Limitations on the Company's Obligations to Purchase Common Units.

     5.1 Deferral of Purchases. (a) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Common Units at any time pursuant to Section 4, regardless of whether it has delivered a notice of its election to purchase any such units, (i) to the extent that the purchase of such units (together with any other purchases of Common Units pursuant to Section 4 would result (A) in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their material property (which violation is material to the Company, its directors or members or the repurchase of units) or (B) after giving effect thereto, in a Financing Default, or (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase. The Company shall within fifteen days of learning of any such fact so notify the members of the Executive Group that it is not obligated to purchase units hereunder.

     (b) Notwithstanding anything to the contrary contained in Section 4, any Common Units which a member of the Executive Group has elected to sell to the Company or which the Company has elected to purchase from members of the Executive Group, but which in accordance with Section 5.1(a) are not purchased at the applicable time provided in Section 4 shall, to the extent then owned by the Executive Group, be purchased by the Company on or prior to the fifteenth day after such date or dates that (after taking into account any purchases to be made at such time pursuant to the agreements with other Management Investors) it is no longer prohibited from purchasing such units under Section 5.1(a), and the Company shall give the members of the Executive Group five days prior notice of any such purchase.

     5.2 Payment for Common Units. If at any time the Company elects or is required to purchase any Common Units pursuant to Section 4, the Company shall pay the purchase price for the Common Units it purchases (i) first, by the cancellation of any indebtedness, if any, owing from the Executive to the Company or any of its subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Common Units so purchased, duly endorsed; provided that if any of the conditions set forth in Section 5.1(a) exists which prohibits such cash payment, the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of an unsecured subordinated promissory note (which shall be subordinated and subject in right of payment only to the prior payment of any debt outstanding under the Senior Financing Agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Repurchase Note") in a principal amount equal to the balance of the purchase price, payable in up to five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of Chase Bank, on the date of issuance and each June 30 and December 31 thereafter; provided further that in the case of a purchase pursuant to either Section 4.1(a) or any of Sections 4.2(a)(iii) or
(iv) the Company may elect to deliver a Repurchase Note in a principal amount equal to all or a portion of the cash purchase price (in lieu of paying such portion of the


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

purchase price in cash), which Repurchase Note shall mature on the fifth anniversary of its issuance, require principal payments to be made in five equal, annual installments and bear interest payable annually at the publicly announced prime rate of Chase Bank on the date of issuance and each June 30 and December 31 thereafter. The Company shall have the right set forth in clause (i) of the first sentence of this Section 5.2 whether or not the member of the Executive Group selling such units is an obligor of the Company.

6. Miscellaneous.

     6.1 Transfers to Permitted Transferees. Prior to the transfer of Common Units to a Permitted Transferee, the Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Common Units transferred to such Person will continue to be Common Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Common Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Common Units as the owner of such Common Units for any purpose.

      6.2 Recapitalizations, Exchanges, Etc., Affecting Common Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Units, to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Units, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     6.3 Accounting Assistance. The Company will provide or cause to be provided reasonable tax assistance to Executive in connection with the preparation and filing of any state and, in the case of non-U.S. residents, federal tax returns required as a result of Executive being a member of the Company.

     6.4 Executive's Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

     6.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.


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

     6.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     6.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     6.8 Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     6.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), two days after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

            (a)   If to the Company:

                  Remington Products Company, L.L.C.
                  60 Main Street
                  Bridgeport, CT 06604
                  Attn: Allen S. Lipson, Esq.
                  Telecopy: (203) 366-7707

                  and

                  Remington Products Company, L.L.C.
                  c/o Vestar Equity Partners, L.P.
                  245 Park Avenue, 41st Floor
                  New York, NY  10167
                  Attn: Robert L. Rosner
                  Telecopy: (212) 808-4922


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

            with a copy to:

                  Kirkland & Ellis
                  655 Fifteenth Street, N.W.
                  Washington, D.C.  20005
                  Attn: Jack M. Feder
                  Telecopy: (202) 879-5200

     (b) If to the Executive, to the address as shown on the equity interest register of the Company.

     6.10 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.11 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6.12 Injunctive Relief. The Executive and Executive's Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

     6.13 Rights Cumulative; Waiver. The rights and remedies of the Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                    * * * * *


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

     IN WITNESS WHEREOF, the parties have executed this Management Common Units Subscription Agreement as of the date first above written.

                                        REMINGTON PRODUCTS COMPANY, L.L.C.



                                        By:________________________________
                                           Name:
                                           Title:



                                           _________________________________
                                                      F. Peter Cuneo

                                CONSENT OF SPOUSE

     The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Management Common Units Subscription Agreement (the "Agreement") and that I understand its contents. I am aware that the Agreement provides for the repurchase of the Common Units (as defined in the Agreement) purchased by my spouse under certain circumstances and imposes other restrictions on the transfer of such Common Units. I agree that my spouse's interest in the Common Units is subject to the Agreement and any interest I may have in such Common Units shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

     I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I will waive such right.





                                        ____________________________________

                                        Name:_______________________________



                                        ____________________________________
                                                       Witness

                                   SCHEDULE I



                        Cancellation          Number of
     Executive           of Payment          Common Units
     ---------           ----------          ------------

                                                                       EXHIBIT A

                                                                    May 23, 1996


                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


     The undersigned purchased Common Units (the "Units") of Remington Products Company, L.L.C., a Delaware limited liability company (the "Company"), on May 23, 1996. Under certain circumstances, the Company has the right to repurchase the Units at cost from the undersigned (or from the holder of the Units, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Units are subject to a substantial risk of forfeiture and are nontransferable within the meaning of Section 83 of the Internal Revenue Code, as amended (the "Code"). The undersigned desires to make an election to have the Units taxed under the provision of Code ss.83(b) at the time the undersigned purchased the Units.

     Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 1996 the excess (if any) of the Units' fair market value on May 23, 1996 over the purchase price thereof.

     The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

     1. The name, address and social security number of the undersigned:

                        ______________________________

                        ______________________________

                        ______________________________

                        SSN:__________________________

     2. A description of the property with respect to which the election is being made: _______ Common Units of the Company.

     3. The date on which the property was transferred: May 23, 1996. The taxable year for which such election is made: calendar 1996.

     4. The restrictions to which the property is subject: If during the first four years after the purchase of the Units the undersigned ceases to be employed by the Company or any of its subsidiaries for certain reasons, the unvested portion of the Units may be subject to repurchase by the Company at cost. Twenty-five percent (25%) of the Units shall become vested units on each of


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the first four anniversary dates of the purchase of the Units. If the undersigned ceases to be employed by the Company or any of its subsidiaries during the first five years after the purchase of the Units as a result of the undersigned's resignation, all of the Units are subject to repurchase by the Company at cost.

     5. The fair market value on May 23, 1996 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $ per Common Unit.

     6. The amount paid for such property: $ per Common Unit. --------------

     A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).



Dated: May 23, 1996                        __________________________________
                                                      [Executive]



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